Exhibit 99.1

2 Batterymarch Park, Suite 301, Quincy, MA 02169

News Release

For Immediate Release October 26, 2021	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS, INITIATES QUARTERLY CASH DIVIDEND, AND ANNOUNCES SHARE BUYBACK PROGRAM

QUINCY, Massachusetts, October 26, 2021 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced net income of $3.1 million, or $0.64 per basic share and $0.62 per diluted share, for the three months ended September 30, 2021 compared to net income of $1.6 million, or $0.32 per basic and $0.31 per diluted share, for the three months ended June 30, 2021 and net income of $10.3 million, or $2.01 per basic and diluted share, for the three months ended September 30, 2020. Excluding one-time events of $139,000 in severance expenses and $190,000 in other outsourcing expenses, net income on a non-GAAP basis was $3.4 million, or $0.67 per diluted share, for the three months ended September 30, 2021. Excluding one-time events of $145,000 in severance expenses, $71,000 in other outsourcing expenses, and $29,000 in losses on disposals of fixed assets, net income on a non-GAAP basis was $1.8 million, or $0.34 per diluted share, for the three months ended June 30, 2021. Excluding $22,000 of operating expenses related to addressing the COVID-19 pandemic, net income on a non-GAAP basis for the three months ended September 30, 2020 was $10.3 million, or $2.01 per diluted share.

For the nine months ended September 30, 2021, net income was $8.8 million, or $1.78 per basic share and $1.71 per diluted share, compared to net income of $14.7 million, or $2.86 per basic and diluted share, for the nine months ended September 30, 2020. Net income on a non-GAAP basis, excluding certain nonrecurring items, was $9.3 million, or $1.80 per diluted share, for the nine months ended September 30, 2021, compared to net income on a non-GAAP basis, excluding other certain nonrecurring items, of $16.0 million, or $3.12 per diluted share, for the nine months ended September 30, 2020.

The Company announced that its Board of Directors declared a regular quarterly dividend of $0.15 per common share. The dividend will be payable on or about November 23, 2021, to shareholders of record as of November 9, 2021.

Additionally, the Company announced today a new share repurchase program to purchase up to 510,000 shares of its common stock, representing approximately 10.0% of the Company’s outstanding common stock. Repurchases under this program may be made in open market transactions. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The repurchase program does not obligate the Company  to purchase any particular number of shares. The repurchase program will expire on October 29, 2022, and may be suspended or terminated at any time.

At September 30, 2021, total assets amounted to $751.1 million, compared to $744.1 million at June 30, 2021, an increase of $7.0 million, or 0.9%. Total loans increased by $23.6 million, or 4.3%, to $570.0 million at September 30, 2021 from $546.4 million at June 30, 2021, and loans held for sale increased by $1.1 million to $75.4 million at September 30, 2021 from $74.3 million at June 30, 2021. Compared to September 30, 2020, total assets grew $28.1 million, or 3.9% from $723.0 million. The growth from the prior year period was driven by an increase in total loans of $80.0 million, or 16.3%, partially offset by a decrease in loans held for sale of $12.4 million and a decrease in cash and cash equivalents of $36.3 million.

William M. Parent, President and Chief Executive Officer, stated, “The third quarter was a strong quarter for our Company, as our local economy continued to progress to more normal post pandemic operations. Strong loan growth, net interest margin expansion, net interest income growth, improved credit metrics and mortgage banking income drove strong earnings contributions across our organization. Our decision to initiate a regular quarterly dividend reflects the continued improvement in our operating performance and our optimism for what lies ahead for our Company. This dividend also complements our share buyback program, which, along with continued organic growth, gives us versatility to deploy our excess capital in a balanced and effective manner.”

Third Quarter Operating Results

Net interest income increased by $777,000, or 14.9%, to $6.0 million for the three months ended September 30, 2021 from $5.2 million for the three months ended June 30, 2021. This increase was primarily due to $318,000 of fee accretion earned from the Small Business Administration’s Paycheck Protection Program (“SBA PPP”), commercial real estate loan growth, and a decrease in the rates paid on term certificates of deposit. The yield earned on interest-earning assets increased by 33 basis points from the prior quarter, and the rate paid on interest-bearing liabilities improved by 6 basis points from the prior quarter. Accordingly, the net interest margin increased by 38 basis points, to 3.38% in the third quarter from 3.00% in the second quarter.

Net interest income increased by $1.3 million, or 28.0%, to $6.0 million for the three months ended September 30, 2021 from $4.7 million in the same period in the prior year. Relative to the prior year quarter, the net interest margin increased by 57 basis points to 3.38%, from 2.81%. The improvement reflects average loan growth of $82.1 million from the prior year quarter, while the cost of interest-bearing liabilities decreased by 38 basis points, and the yield on interest-earning assets increased by 25 basis points between periods.

The Company recognized a credit for loan losses of $90,000 for the quarter ended September 30, 2021, driven by changes in the qualitative factors related to the impact of the COVID-19 pandemic used in the Company’s calculation, along with improvements in overall credit quality trends, which were partially offset by total loan growth of $23.6 million from the prior quarter. The allowance for loan losses was 1.13%, 1.19% and 1.34% of total loans at September 30, 2021, June 30, 2021 and September 30, 2020, respectively, and was 427.7%, 101.9% and 67.2% of non-performing assets at September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

Non-interest income increased $1.3 million, or 19.6%, to $8.1 million for the quarter ended September 30, 2021 from $6.8 million in the quarter ended June 30, 2021, due to an increase of $1.5 million in the net gain on loan origination and sale activities, partially offset by a decrease in net mortgage servicing fees of $107,000. Sold mortgages totaled $260.5 million in the third quarter of 2021, compared to $342.8 million in the second quarter of 2021. The third quarter of 2021 ended with a mortgage pipeline of $158.1 million, compared to a pipeline of $139.7 million at the end of the second quarter of 2021. The stabilization of the mortgage banking pipeline was a key contributor to the improvement in the gain on loan origination and sale activities from the prior quarter. Mortgage servicing fees decreased $107,000, or 28.1%, to $274,000 for the third quarter of 2021 from $381,000 in the second quarter of 2021 as a result of expenses paid to the bank’s new mortgage sub-servicer of $252,000 for the last two months of the quarter, partially offset by a positive fair value adjustment of $38,000 in the third quarter of 2021, compared to a provision of $65,000 for the second quarter of 2021, based on an increase in mortgage interest rates, and a decrease in the monthly amortization of mortgage servicing rights from the prior quarter, which reflects slower prepayment speeds.

Non-interest income decreased $11.7 million, or 59.0%, to $8.1 million for the quarter ended September 30, 2021 from $19.9 million for the quarter ended September 30, 2020, principally due to a decrease of $10.9 million in the net gain on loan origination and sale activities, and a decrease of $906,000 in net mortgage servicing fees. Sold mortgage loans totaled $260.5 million in the third quarter of 2021, compared to sold mortgage loans of $410.4 million during the third quarter of 2020. The third quarter of 2021 ended with a mortgage pipeline of $158.1 million, compared to a pipeline of $418.9 million

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

at the end of the third quarter of 2020. Mortgage servicing fees decreased $906,000 in the quarter ended September 30, 2021, principally due to a positive valuation adjustment of mortgage servicing rights of $1.1 million in the quarter ended September 30, 2020.

Non-interest expenses decreased $768,000, or 7.2%, to $9.9 million in the quarter ended September 30, 2021 from $10.6 million in the quarter ended June 30, 2021. The decrease was due to a decrease in salaries and employee benefits expense of $929,000, or 12.7%, primarily attributed to lower commissions and incentives associated with a normalization of residential loan production and by reductions in headcount related to the bank’s outsourcing of mortgage loan servicing, partially offset by $190,000 of one-time conversion expenses related to the new mortgage loan sub-servicer included in other non-interest expenses.

Non-interest expenses decreased $1.2 million to $9.9 million in the quarter ended September 30, 2021 from $11.1 million in the quarter ended September 30, 2020. The decrease is principally due to a decrease in salaries and employee benefits of $1.5 million, primarily attributed to lower commissions and incentives associated with a normalization of residential loan production and reduced headcount, partially offset by a $253,000 increase in other non-interest expenses, which included one-time conversion expenses for the bank’s new mortgage loan sub-servicer, as well as increases related to fees and stock-based compensation paid to new members of the Company’s Board of Directors.

The income tax expense was $1.2 million for the three months ended September 30, 2021 compared to income tax benefit of $162,000 for the three months ended June 30, 2021 and income tax expense of $2.7 million for the three months ended September 30, 2020. During the three months ended June 30, 2021, the Company reversed a valuation allowance on its charitable contribution carryforwards totaling $531,000. The remaining income tax expense for 2021 is expected to reflect an effective tax rate of 28.5%.

Year-to-Date Operating Results

Net interest income increased by $2.4 million, or 17.6%, to $16.3 million, for the nine months ended September 30, 2021 from $13.8 million for the nine months ended September 30, 2020. The change reflects the shortening and downward pricing of deposit liabilities, and to a lesser extent, loan growth. The composition of our deposit base improved as the average balance of savings and NOW accounts for the nine months ended September 30, 2021 increased $35.9 million, or 23.2%, and $12.9 million, or 23.7%, respectively, from the nine months ended September 30, 2020, while the average balance of our term certificates decreased $54.4 million, or 34.1%, from the prior year. The activity resulted in a 58 basis point decrease in the cost of interest-bearing liabilities. Average loan growth of $53.7 million, or 9.7% from the prior year more than offset a 23 basis point decline in loan yields.

The Company recognized a credit for loan losses of $330,000 for the nine months ended September 30, 2021 compared to a provision of $2.3 million in the prior year period. At September 30, 2021, improvements to qualitative factors related to the impact of the COVID-19 pandemic, the economic outlook, and credit quality trends all helped to generate the credit for loan losses, partially offset by provisions for loan growth.

Non-interest income decreased $12.4 million, or 31.2%, to $27.4 million for the nine months ended September 30, 2021 from $39.8 million in the nine months ended September 30, 2020, principally due to a decrease of $15.7 million in the net gain on loan origination and sale activities. Mortgage loans sold were $1.1 billion in the first nine months of 2021, unchanged from the first nine months of 2020. Net gain on loan origination and sale activities decreased, as a result of both lower loan sale margins and the impact of a shrinking mortgage banking pipeline during the nine months ended September 30, 2021, compared to an increasing mortgage banking pipeline during the nine months ended September 30, 2020. Mortgage servicing fees increased $2.9 million in the first nine months of 2021 to $1.4 million from a loss of $1.4 million in the first nine months of 2020, primarily due to positive fair value adjustments of $395,000 in the first nine months of 2021 and impairment charges of $2.0 million in the first nine months of 2020.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Non-interest expenses decreased $952,000, or 2.9%, to $32.4 million for the nine months ended September 30, 2021 from $33.4 million for the nine months ended September 30, 2020. Non-interest expenses in the first nine months of 2020 included one-time charges of $1,375,000 related to the retirement of senior executives as well as $229,000 of COVID-19 pandemic-related expenses. Occupancy and equipment expenses decreased $316,000 in the first nine months of 2021 over the prior year period, as the Company migrated to a hybrid work environment and reduced its overall real estate footprint by closing six loan production offices, a lending center office, and by reducing the office space for the bank’s main administrative office since the prior year, and a reduction in COVID-19 pandemic related spending. These decreases were partially offset by increases in other non-interest expenses of $1.1 million, related to one-time conversion expenses for the bank’s new mortgage sub-servicer, increases to board fees and stock-based compensation paid to new members of the bank’s Board of Directors, and the bank’s provision for unfunded commitments for commercial real estate and commercial construction originations.

Income tax expenses decreased to $2.7 million for the nine months ended September 30, 2021 from $3.3 million for the nine months ended September 30, 2020. The current period included a reversal of a charitable contribution carryforward valuation allowance, and the prior period included the utilization of net operating loss carryforwards.

Balance Sheet

At September 30, 2021, total assets amounted to $751.1 million, compared to $744.1 million at June 30, 2021, an increase of $7.0 million, or 0.9%. A $24.0 million increase in net loans from the prior quarter was partially offset by a $22.0 million decrease in cash and cash equivalents. Net loan growth of 4.4% was driven by commercial real estate growth of $17.4 million, or 10.4%, and home equity and construction loan growth of $5.6 million and $5.4 million, respectively. Deposits increased by $1.4 million in the quarter, including an increase of $9.4 million in non-interest bearing deposits. In addition, the Company increased borrowings by $12.9 million in the quarter.

Total assets at September 30, 2021 increased $28.1 million, or 3.9% from $723.0 million at September 30, 2020. Contributing to asset growth was a $80.1 million increase in net loans to $564.6 million at September 30, 2021 from $484.5 million at September 30, 2020. Cash and cash equivalents decreased by $36.2 million, or 73.8%, to $12.9 million at September 30, 2021 from $49.1 million at September 30, 2020, mainly to fund growth in net loans. Commercial real estate loans increased by $43.2 million, or 30.5%, as we focus on diversifying our loan mix. The increase in total assets from the prior year quarter was also funded by continued deposit growth. Retail deposits totaled $523.3 million at September 30, 2021, increasing by $38.3 million, or 7.9%, from $485.0 million at September 30, 2020. Driving the growth in retail deposits was customers’ receipt of government stimulus and our focus on deposit gathering. Federal Home Loan Bank of Boston (“FHLBB”) advances decreased by $4.0 million to $62.9 million at September 30, 2021, from $66.9 million at September 30, 2020, and Federal Reserve Bank advances decreased by $15.3 million.

Total stockholders’ equity was $100.6 million at September 30, 2021 compared to $100.7 million at June 30, 2021. The decrease of $113,000 reflects share repurchases during the period of $3.4 million, partially offset by net income of $3.1 million.

Total stockholders’ equity was $100.6 million at September 30, 2021 compared to $94.9 million at September 30, 2020. The increase of $5.7 million relates mainly to net income from the previous twelve months of $14.1 million, partially offset by share repurchases of $8.8 million.

COVID-19 Impact

In response to the impact of the COVID-19 pandemic on our customers and our business, the Company implemented a series of measures through the date of this release, including participation in the SBA PPP, for which we funded $26.2 million of SBA PPP Loans through September 30, 2021, and granting payment deferrals for residential mortgage, home equity and certain commercial borrowers who were current in their payments at the time the deferral was requested. Depending on the circumstances of the borrowers, the forbearance calls for a reduced or full deferral of payment. Please

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

refer to the Loan Payment Deferrals and COVID-19 Highly Impacted Sectors for statistics on loan payment deferrals and the commercial loan sectors we believe could continue to be exposed to the economic impact of the COVID-19 pandemic.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in Southern New Hampshire.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “assume”, “outlook”, “will”, “should”, and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the negative impacts and disruptions of the COVID-19 pandemic and the measures taken to contain its spread on the Company’s employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in the general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in consumer behavior due to changing political, business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in the SBA PPP and other pandemic-related legislative and regulatory initiatives and programs; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, the efficiency ratio, profit percentage, tangible book value per share, non-interest income to total income and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Balance Sheet

(Dollars in thousands)

(Unaudited)

				% Change
	September 30,	June 30,	September 30,	Sep 2021 vs.	Sep 2021 vs.
	2021	2021	2020	Jun 2021	Sep 2020
Assets
Cash and cash equivalents	$12,876	$34,876	$49,091	(63.1)%	(73.8)%
Securities available for sale, at fair value	51,725	50,212	55,551	3.0%	(6.9)%
Loans held for sale, at fair value	75,400	74,277	87,805	1.5%	(14.1)%
Loans:
1-4 family residential	265,561	263,992	235,955	0.6%	12.5%
Home equity	56,124	50,555	48,097	11.0%	16.7%
Commercial real estate	185,100	167,691	141,862	10.4%	30.5%
Construction	34,479	29,140	32,064	18.3%	7.5%
Total real estate loans	541,264	511,378	457,978	5.8%	18.2%
Commercial and industrial	19,896	25,826	20,388	(23.0)%	(2.4)%
Consumer	8,860	9,194	11,696	(3.6)%	(24.2)%
Total loans	570,020	546,398	490,062	4.3%	16.3%
Allowance for loan losses	(6,432)	(6,523)	(6,597)	(1.4)%	(2.5)%
Net deferred loan costs and fees, and purchase premiums	1,031	785	1,083	31.3%	(4.8)%
Loans, net	564,619	540,660	484,548	4.4%	16.5%
Federal Home Loan Bank of Boston stock, at cost	3,239	2,855	3,797	13.5%	(14.7)%
Accrued interest receivable	1,763	1,523	1,654	15.8%	6.6%
Mortgage servicing rights, net	15,402	15,375	10,944	0.2%	40.7%
Premises and equipment, net	6,462	5,115	5,133	26.3%	25.9%
Bank-owned life insurance	8,744	8,703	8,577	0.5%	1.9%
Foreclosed real estate, net	-	-	132	-%	(100.0)%
Other assets	10,867	10,546	15,736	3.0%	(30.9)%
Total assets	$751,097	$744,142	$722,968	0.9%	3.9%

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$134,058	$124,683	$93,352	7.5%	43.6%
Savings accounts	188,346	190,584	175,316	(1.2)%	7.4%
NOW accounts	53,804	51,059	47,032	5.4%	14.4%
Money market accounts	73,562	73,967	74,874	(0.5)%	(1.8)%
Term certificates	73,519	74,631	94,438	(1.5)%	(22.2)%
Interest bearing brokered	50,116	57,059	37,273	(12.2)%	34.5%
Total deposits	573,405	571,983	522,285	0.2%	9.8%
Federal Reserve Bank advances	-	-	15,318	-%	(100.0)%
Federal Home Loan Bank of Boston advances	62,900	50,016	66,903	25.8%	(6.0)%
Mortgagors' escrow accounts	1,905	1,783	1,959	6.8%	(2.8)%
Post-employment benefit obligations	2,182	2,226	2,289	(2.0)%	(4.7)%
Other liabilities	10,108	17,424	19,276	(42.0)%	(47.6)%
Total liabilities	650,500	643,432	628,030	1.1%	3.6%
Stockholders' Equity:
Common stock	50	52	55	(3.8)%	(9.1)%
Additional paid-in capital	43,574	46,740	51,201	(6.8)%	(14.9)%
Retained earnings	60,504	57,378	46,415	5.4%	30.4%
ESOP-Unearned compensation	(3,615)	(3,662)	(3,803)	(1.3)%	(4.9)%
Accumulated other comprehensive income, net of tax	84	202	1,070	(58.4)%	(92.1)%
Total stockholders' equity	100,597	100,710	94,938	(0.1)%	6.0%
Total liabilities and stockholders' equity	$751,097	$744,142	$722,968	0.9%	3.9%

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Balance Sheet Trend

(Dollars in thousands)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Assets
Cash and cash equivalents	$12,876	$34,876	$54,950	$13,774	$49,091
Securities available for sale, at fair value	51,725	50,212	54,148	55,366	55,551
Loans held for sale, at fair value	75,400	74,277	93,176	119,112	87,805
Loans:
1-4 family residential	265,561	263,992	239,190	235,648	235,955
Home equity	56,124	50,555	49,073	48,166	48,097
Commercial real estate	185,100	167,691	146,930	143,893	141,862
Construction	34,479	29,140	29,975	31,050	32,064
Total real estate loans	541,264	511,378	465,168	458,757	457,978
Commercial and industrial	19,896	25,826	23,869	20,259	20,388
Consumer	8,860	9,194	8,724	10,289	11,696
Total loans	570,020	546,398	497,761	489,305	490,062
Allowance for loan losses	(6,432)	(6,523)	(6,563)	(6,784)	(6,597)
Net deferred loan costs and fees, and purchase premiums	1,031	785	785	1,123	1,083
Loans, net	564,619	540,660	491,983	483,644	484,548
Federal Home Loan Bank of Boston stock, at cost	3,239	2,855	3,576	3,576	3,797
Accrued interest receivable	1,763	1,523	1,501	1,562	1,654
Mortgage servicing rights, net	15,402	15,375	14,744	12,377	10,944
Premises and equipment, net	6,462	5,115	4,709	4,781	5,133
Bank-owned life insurance	8,744	8,703	8,662	8,622	8,577
Foreclosed real estate, net	-	-	132	132	132
Other assets	10,867	10,546	10,607	18,126	15,736
Total assets	$751,097	$744,142	$738,188	$721,072	$722,968

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$134,058	$124,683	$118,623	$96,731	$93,352
Savings accounts	188,346	190,584	192,712	185,481	175,316
NOW accounts	53,804	51,059	62,772	53,530	47,032
Money market accounts	73,562	73,967	78,236	77,393	74,874
Term certificates	73,519	74,631	75,690	83,444	94,438
Interest bearing brokered	50,116	57,059	32,225	31,728	37,273
Total deposits	573,405	571,983	560,258	528,307	522,285
Federal Reserve Bank advances	-	-	-	11,431	15,318
Federal Home Loan Bank of Boston advances	62,900	50,016	60,024	61,895	66,903
Mortgagors' escrow accounts	1,905	1,783	1,924	2,338	1,959
Post-employment benefit obligations	2,182	2,226	2,235	2,382	2,289
Other liabilities	10,108	17,424	12,888	14,900	19,276
Total liabilities	650,500	643,432	637,329	621,253	628,030
Stockholders' Equity:
Common stock	50	52	53	54	55
Additional paid-in capital	43,574	46,740	48,613	50,937	51,201
Retained earnings	60,504	57,378	55,801	51,689	46,415
ESOP-Unearned compensation	(3,615)	(3,662)	(3,709)	(3,756)	(3,803)
Accumulated other comprehensive income, net of tax	84	202	101	895	1,070
Total stockholders' equity	100,597	100,710	100,859	99,819	94,938
Total liabilities and stockholders' equity	$751,097	$744,142	$738,188	$721,072	$722,968

Randolph Bancorp, Inc.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended			% Change
	September 30,	June 30,	September 30,	Sep 2021 vs.	Sep 2021 vs.
	2021	2021	2020	Jun 2021	Sep 2020
Interest and dividend income:
Loans	$6,226	$5,505	$5,337	13.1%	16.7%
Other interest and dividend income	227	237	311	(4.2)%	(27.0)%
Total interest and dividend income	6,453	5,742	5,648	12.4%	14.3%

Interest expense	477	543	979	(12.2)%	(51.3)%

Net interest income	5,976	5,199	4,669	14.9%	28.0%
Provision (credit) for loan losses	(90)	(27)	546	233.3%	(116.5)%
Net interest income after provision (credit) for loan losses	6,066	5,226	4,123	16.1%	47.1%

Non-interest income:
Customer service fees	410	419	330	(2.1)%	24.2%
Gain on loan origination and sale activities, net	7,229	5,740	18,102	25.9%	(60.1)%
Mortgage servicing fees, net	274	381	1,180	(28.1)%	(76.8)%
Other	236	276	262	(14.5)%	(9.9)%
Total non-interest income	8,149	6,816	19,874	19.6%	(59.0)%
Non-interest expenses:
Salaries and employee benefits	6,381	7,310	7,911	(12.7)%	(19.3)%
Occupancy and equipment	714	621	859	15.0%	(16.9)%
Professional fees	490	323	253	51.7%	93.7%
Marketing	134	200	154	(33.0)%	(13.0)%
FDIC insurance	54	54	41	0.0%	31.7%
Other non-interest expenses	2,086	2,119	1,833	(1.6)%	13.8%
Total non-interest expenses	9,859	10,627	11,051	(7.2)%	(10.8)%
Income before income taxes	4,356	1,415	12,946	207.8%	(66.4)%
Income tax expense (benefit)	1,230	(162)	2,661	(859.3)%	(53.8)%
Net income	$3,126	$1,577	$10,285	98.2%	(69.6)%

Net income per share:
Basic	$0.64	$0.32	$2.01
Diluted	$0.62	$0.31	$2.01

Weighted average shares outstanding:
Basic	4,869,155	4,921,182	5,120,367
Diluted	5,074,676	5,135,582	5,120,367

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Year to Date		% Change
	September 30,	September 30,	Sep 2021 vs.
	2021	2020	Sep 2020
Interest and dividend income:
Loans	$17,239	$16,680	3.4%
Other interest and dividend income	717	1,080	(33.6)%
Total interest and dividend income	17,956	17,760	1.1%

Interest expense	1,690	3,933	(57.0)%

Net interest income	16,266	13,827	17.6%
Provision (credit) for loan losses	(330)	2,338	(114.1)%
Net interest income after provision (credit) for loan losses	16,596	11,489	44.5%

Non-interest income:
Customer service fees	1,196	902	32.6%
Gain on loan origination and sale activities, net	23,962	39,616	(39.5)%
Mortgage servicing fees, net	1,434	(1,428)	(200.4)%
Other	796	734	8.4%
Total non-interest income	27,388	39,824	(31.2)%
Non-interest expenses:
Salaries and employee benefits	22,128	24,439	(9.5)%
Occupancy and equipment	2,079	2,395	(13.2)%
Professional fees	1,374	888	54.7%
Marketing	504	458	10.0%
FDIC insurance	162	136	19.1%
Other non-interest expenses	6,190	5,073	22.0%
Total non-interest expenses	32,437	33,389	(2.9)%
Income before income taxes	11,547	17,924	(35.6)%
Income tax expense	2,732	3,266	(16.4)%
Net income	$8,815	$14,658	(39.9)%

Net income per share:
Basic	$1.78	$2.86
Diluted	$1.71	$2.86

Weighted average shares outstanding:
Basic	4,948,137	5,123,705
Diluted	5,153,548	5,126,077

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Statements of Operations Trend

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Interest and dividend income:
Loans	$6,226	$5,505	$5,508	$5,532	$5,337
Other interest and dividend income	227	237	253	296	311
Total interest and dividend income	6,453	5,742	5,761	5,828	5,648

Interest expense	477	543	670	788	979

Net interest income	5,976	5,199	5,091	5,040	4,669
Provision (credit) for loan losses	(90)	(27)	(213)	215	546
Net interest income after provision (credit) for loan losses	6,066	5,226	5,304	4,825	4,123

Non-interest income:
Customer service fees	410	419	367	381	330
Gain on loan origination and sale activities, net	7,229	5,740	10,993	14,620	18,102
Mortgage servicing fees, net	274	381	779	275	1,180
Other	236	276	284	311	262
Total non-interest income	8,149	6,816	12,423	15,587	19,874
Non-interest expenses:
Salaries and employee benefits	6,381	7,310	8,437	8,722	7,911
Occupancy and equipment	714	621	744	1,150	859
Professional fees	490	323	561	389	253
Marketing	134	200	170	231	154
FDIC insurance	54	54	54	51	41
Other non-interest expenses	2,086	2,119	1,985	2,384	1,833
Total non-interest expenses	9,859	10,627	11,951	12,927	11,051
Income before income taxes	4,356	1,415	5,776	7,485	12,946
Income tax expense (benefit)	1,230	(162)	1,664	2,211	2,661
Net income	$3,126	$1,577	$4,112	$5,274	$10,285

Net income per share:
Basic	$0.64	$0.32	$0.81	$1.03	$2.01
Diluted	$0.62	$0.31	$0.78	$1.01	$2.01

Weighted average shares outstanding:
Basic	4,869,155	4,921,182	5,056,165	5,135,069	5,120,367
Diluted	5,074,676	5,135,582	5,254,907	5,244,414	5,120,367

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$641,443	$6,226	3.88%	$592,750	$5,505	3.71%	$559,370	$5,337	3.82%
Investment securities(2) (3)	54,229	224	1.65%	55,376	229	1.65%	57,211	305	2.13%
Interest-earning deposits	11,002	4	0.15%	43,888	8	0.07%	48,949	7	0.06%
Total interest-earning assets	706,674	6,454	3.65%	692,014	5,742	3.32%	665,530	5,649	3.40%
Noninterest-earning assets	44,614			40,257			41,037
Total assets	$751,288			$732,271			$706,567
Interest-bearing liabilities:
Savings accounts	189,254	76	0.16%	192,434	89	0.18%	170,762	172	0.40%
NOW accounts	61,951	23	0.15%	69,730	38	0.22%	57,646	41	0.28%
Money market accounts	73,662	41	0.22%	72,469	43	0.24%	72,369	75	0.41%
Term certificates	113,787	160	0.56%	104,604	176	0.67%	131,053	442	1.35%
Total interest-bearing deposits	438,654	300	0.27%	439,237	346	0.32%	431,830	730	0.68%
FHLBB and FRB advances	64,047	178	1.11%	51,502	198	1.54%	82,639	249	1.21%
Total interest-bearing liabilities	502,701	478	0.38%	490,739	544	0.44%	514,469	979	0.76%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	126,165			124,656			88,394
Other noninterest-bearing liabilities	19,021			13,606			12,724
Total liabilities	647,887			629,001			615,587
Total stockholders' equity	103,401			103,270			90,980
Total liabilities and stockholders' equity	$751,288			$732,271			$706,567
Net interest income		$5,976			$5,198			$4,670
Interest rate spread(4)			3.27%			2.88%			2.64%
Net interest-earning assets(5)	$203,973			$201,275			$151,061
Net interest margin(6)			3.38%			3.00%			2.81%

Ratio of interest-earning assets to interest-bearing liabilities	140.58%			141.01%			129.36%
(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLBB stock.

(3) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $1,000, $1,000 and $1,000 for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	Year to Date
	September 30, 2021			September 30, 2020
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$609,579	$17,239	3.77%	$555,838	$16,680	4.00%
Investment securities(2) (3)	55,795	701	1.68%	58,201	1,016	2.33%
Interest-earning deposits	30,037	19	0.08%	30,177	68	0.30%
Total interest-earning assets	695,411	17,959	3.44%	644,216	17,764	3.68%
Noninterest-earning assets	42,312			37,509
Total assets	$737,723			$681,725
Interest-bearing liabilities:
Savings accounts	190,663	261	0.18%	154,736	689	0.59%
NOW accounts	67,036	109	0.22%	54,185	142	0.35%
Money market accounts	74,033	138	0.25%	70,712	394	0.74%
Term certificates	105,184	574	0.73%	159,540	2,012	1.68%
Total interest-bearing deposits	436,916	1,082	0.33%	439,173	3,237	0.98%
FHLBB and FRB advances	62,110	608	1.31%	69,672	696	1.33%
Total interest-bearing liabilities	499,026	1,690	0.45%	508,845	3,933	1.03%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	119,320			76,397
Other noninterest-bearing liabilities	16,014			11,996
Total liabilities	634,360			597,238
Total stockholders' equity	103,363			84,487
Total liabilities and stockholders' equity	$737,723			$681,725
Net interest income		$16,269			$13,831
Interest rate spread(4)			2.99%			2.65%
Net interest-earning assets(5)	$196,385			$135,371
Net interest margin(6)			3.12%			2.86%

Ratio of interest-earning assets to interest-bearing liabilities	139.35%			126.60%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLBB stock.

(3) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $3,000 and $4,000 for the nine months ended September 30, 2021 and 2020, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances Trend

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Interest-earning assets:
Total loans	$641,443	$592,750	$594,021	$580,002	$559,370
Investment securities	54,229	55,376	57,818	58,329	57,211
Interest-earning deposits	11,002	43,888	35,492	30,573	48,949
Total interest-earning assets	706,674	692,014	687,331	668,904	665,530
Non-interest earning assets	44,614	40,257	42,045	45,015	41,037
Total assets	$751,288	$732,271	$729,376	$713,919	$706,567

Interest-bearing liabilities:
Savings accounts	$189,254	$192,434	$190,313	$181,653	$170,762
NOW accounts	61,951	69,730	69,511	59,005	57,646
Money market accounts	73,662	72,469	75,994	75,106	72,369
Term certificates	113,787	104,604	96,978	112,260	131,053
Total interest-bearing deposits	438,654	439,237	432,796	428,024	431,830
FHLBB and FRB advances	64,047	51,502	70,857	77,584	82,639
Total interest-bearing liabilities	502,701	490,739	503,653	505,608	514,469
Noninterest-bearing liabilities:
Noninterest-bearing deposits	126,165	124,656	106,929	94,540	88,394
Other noninterest-bearing liabilities	19,021	13,606	15,375	13,539	12,724
Total liabilities	647,887	629,001	625,957	613,687	615,587
Total stockholders' equity	103,401	103,270	103,419	100,232	90,980
Total liabilities and stockholders' equity	$751,288	$732,271	$729,376	$713,919	$706,567

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Yield Trend

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Interest-earning assets:
Total loans	3.88%	3.71%	3.71%	3.82%	3.82%
Investment securities	1.65%	1.65%	1.71%	1.99%	2.13%
Interest-earning deposits	0.15%	0.07%	0.08%	0.10%	0.06%
Total interest-earning assets	3.65%	3.32%	3.35%	3.49%	3.40%

Interest-bearing liabilities:
Savings accounts	0.16%	0.18%	0.21%	0.31%	0.40%
NOW accounts	0.15%	0.22%	0.28%	0.29%	0.28%
Money market accounts	0.22%	0.24%	0.28%	0.33%	0.41%
Term certificates	0.56%	0.67%	0.98%	1.04%	1.35%
Total interest-bearing deposits	0.27%	0.32%	0.40%	0.50%	0.68%
FHLBB and FRB advances	1.11%	1.54%	1.31%	1.27%	1.21%
Total interest-bearing liabilities	0.38%	0.44%	0.53%	0.62%	0.76%

Interest rate spread	3.27%	2.88%	2.82%	2.87%	2.64%
Net interest rate margin	3.38%	3.00%	2.96%	3.02%	2.81%
Ratio of interest-earning assets to interest-bearing liabilities	140.58%	141.01%	136.47%	132.30%	129.36%

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30, 2021 vs. June 30, 2021
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$463	$258	$721
Investment securities	(5)	-	(5)
Interest-earning deposits	(9)	4	(5)
Total interest-earning assets	449	262	711
Interest-bearing liabilities:
Savings accounts	(2)	(11)	(13)
NOW accounts	(4)	(11)	(15)
Money market accounts	1	(3)	(2)
Term certificates	14	(30)	(16)
Total interest-bearing deposits	9	(55)	(46)
FHLBB and FRB advances	42	(62)	(20)
Total interest-bearing liabilities	51	(117)	(66)
Change in net interest income	$398	$379	$777
	Three Months Ended
	September 30, 2021 vs. 2020
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$803	$86	$889
Investment securities	(15)	(66)	(81)
Interest-earning deposits	(9)	6	(3)
Total interest-earning assets	779	26	805
Interest-bearing liabilities:
Savings accounts	17	(113)	(96)
NOW accounts	3	(21)	(18)
Money market accounts	1	(35)	(34)
Term certificates	(52)	(230)	(282)
Total interest-bearing deposits	(31)	(399)	(430)
FHLBB and FRB advances	(52)	(20)	(72)
Total interest-bearing liabilities	(83)	(419)	(502)
Change in net interest income	$862	$445	$1,307

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Year to Date
	September 30, 2021 vs. 2020
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$751	$(192)	$559
Investment securities	(40)	(276)	(316)
Interest-earning deposits	-	(48)	(48)
Total interest-earning assets	711	(516)	195
Interest-bearing liabilities:
Savings accounts	(27)	(399)	(426)
NOW accounts	1	(34)	(33)
Money market accounts	(5)	(251)	(256)
Term certificates	(541)	(897)	(1,438)
Total interest-bearing deposits	(572)	(1,581)	(2,153)
FHLBB and FRB advances	(77)	(13)	(90)
Total interest-bearing liabilities	(649)	(1,594)	(2,243)
Change in net interest income	$1,360	$1,078	$2,438

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended September 30, 2021
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$5,243	$733	$5,976
Provision (credit) for loan losses	(90)	-	(90)
Net interest income after provision (credit) for loan losses	5,333	733	6,066

Non-interest income:
Customer service fees	394	16	410
Gain on loan origination and sale activities, net (1)	-	7,925	7,925
Mortgage servicing fees, net	(222)	496	274
Other	105	131	236
Total non-interest income	277	8,568	8,845

Non-interest expenses:
Salaries and employee benefits	1,742	4,639	6,381
Occupancy and equipment	473	241	714
Other non-interest expenses	1,046	1,718	2,764
Total non-interest expenses	3,261	6,598	9,859

Income before income taxes and elimination of inter-segment profit	$2,349	$2,703	5,052

Elimination of inter-segment profit			(696)
Income before income taxes			4,356

Income tax expense			1,230
Net income			$3,126

(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended June 30, 2021
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,535	$664	$5,199
Provision (credit) for loan losses	(27)	-	(27)
Net interest income after provision (credit) for loan losses	4,562	664	5,226

Non-interest income:
Customer service fees	393	26	419
Gain on loan origination and sale activities, net (1)	-	6,558	6,558
Mortgage servicing fees, net	(94)	475	381
Other	158	118	276
Total non-interest income	457	7,177	7,634

Non-interest expenses:
Salaries and employee benefits	1,746	5,564	7,310
Occupancy and equipment	407	214	621
Other non-interest expenses	1,265	1,431	2,696
Total non-interest expenses	3,418	7,209	10,627

Income before income taxes and elimination of inter-segment profit	$1,601	$632	2,233

Elimination of inter-segment profit			(818)
Income before income taxes			1,415

Income tax expense (benefit)			(162)
Net income			$1,577
(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended September 30, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,032	$637	$4,669
Provision for loan losses	546	-	546
Net interest income after provision for loan losses	3,486	637	4,123

Non-interest income:
Customer service fees	309	21	330
Gain on loan origination and sale activities, net (1)	-	18,459	18,459
Mortgage servicing fees, net	(98)	1,278	1,180
Other	93	169	262
Total non-interest income	304	19,927	20,231

Non-interest expenses:
Salaries and employee benefits	1,959	5,952	7,911
Occupancy and equipment	437	422	859
Other non-interest expenses	1,084	1,197	2,281
Total non-interest expenses	3,480	7,571	11,051

Income before income taxes and elimination of inter-segment profit	$310	$12,993	13,303

Elimination of inter-segment profit			(357)
Income before income taxes			12,946

Income tax expense			2,661
Net income			$10,285
(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Nine Months Ended September 30, 2021
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$13,978	$2,288	$16,266
Provision (credit) for loan losses	(330)	-	(330)
Net interest income after provision (credit) for loan losses	14,308	2,288	16,596

Non-interest income:
Customer service fees	1,125	71	1,196
Gain on loan origination and sale activities, net (1)	-	26,157	26,157
Mortgage servicing fees, net	(409)	1,843	1,434
Other	412	384	796
Total non-interest income	1,128	28,455	29,583

Non-interest expenses:
Salaries and employee benefits	5,290	16,838	22,128
Occupancy and equipment	1,325	754	2,079
Other non-interest expenses	3,395	4,835	8,230
Total non-interest expenses	10,010	22,427	32,437

Income before income taxes and elimination of inter-segment profit	$5,426	$8,316	13,742

Elimination of inter-segment profit			(2,195)
Income before income taxes			11,547

Income tax expense			2,732
Net income			$8,815
(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Nine Months Ended September 30, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$11,970	$1,857	$13,827
Provision for loan losses	2,338	-	2,338
Net interest income after provision for loan losses	9,632	1,857	11,489

Non-interest income:
Customer service fees	827	75	902
Gain on loan origination and sale activities, net (1)	-	40,667	40,667
Mortgage servicing fees, net	(281)	(1,147)	(1,428)
Other	318	416	734
Total non-interest income	864	40,011	40,875

Non-interest expenses:
Salaries and employee benefits (2)	6,983	17,456	24,439
Occupancy and equipment	1,305	1,090	2,395
Other non-interest expenses	3,286	3,269	6,555
Total non-interest expenses	11,574	21,815	33,389

Income (loss) before income taxes and elimination of inter-segment profit	$(1,078)	$20,053	18,975

Elimination of inter-segment profit			(1,051)
Income before income taxes			17,924

Income tax expense			3,266
Net income			$14,658
(1)	Before elimination of inter-segment profit.
(2)

Salaries and benefits include the severance and vested stock acceleration costs related to the retirement of the CEO and CFO of the Bank. The total cost of this event was $1.38 million, of which $1.03 million was allocated to the Bank segment and the remainder, $344,000, was allocated to the mortgage segment.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share amounts)

Unaudited

		Quarter Ended
		September 30, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$4,356	$1,230	$3,126	$0.62
Accrued severance expenses	Non-interest expense	139	40	99	0.02
Other outsourcing expenses	Non-interest expense	190	54	136	0.03
Non-GAAP basis		$4,685	$1,324	$3,361	$0.67

		Quarter Ended
		June 30, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision (credit) for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$1,415	$(162)	$1,577	$0.31
Loss on disposal of fixed assets	Non-interest income	29	8	21	-
Accrued severance expenses	Non-interest expense	145	41	104	0.02
Other outsourcing expenses	Non-interest expense	71	20	51	0.01
Non-GAAP basis		$1,660	$(93)	$1,753	$0.34

		Quarter Ended
		March 31, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$5,776	$1,664	$4,112	$0.78
Accrued severance expenses	Non-interest expense	109	31	78	0.01
Non-GAAP basis		$5,885	$1,695	$4,190	$0.79

		Quarter Ended
		December 31, 2020
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$7,485	$2,211	$5,274	$1.01
Residential lending office closure	Non-interest expense	294	63	231	0.04
COVID-19 related expenses	Non-interest expense	69	15	54	0.01
Non-GAAP basis		$7,848	$2,289	$5,559	$1.06

		Quarter Ended
		September 30, 2020
Adjustments	Income Statement Section	Income (Loss) Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$12,946	$2,661	$10,285	$2.01
COVID-19 related expenses	Non-interest expense	22	4	18	-
Non-GAAP basis		$12,968	$2,665	$10,303	$2.01

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share amounts)

(Unaudited)

		Year to Date
		September 30, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$11,547	$2,732	$8,815	$1.71
Loss on disposal of fixed assets	Non-interest income	29	8	21	-
Accrued severance expenses	Non-interest expense	393	113	280	0.05
Other outsourcing expenses	Non-interest expense	261	75	186	0.04
Non-GAAP basis		$12,230	$2,928	$9,302	$1.80

		Year to Date
		September 30, 2020
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income (Loss)	Earnings per Share (diluted)
GAAP basis		$17,924	$3,266	$14,658	$2.86
Retirement salary and benefits compensation	Non-interest expense	692	126	566	0.11
Accelerated vesting of stock-based compensation	Non-interest expense	683	124	559	0.11
COVID-19 related expenses	Non-interest expense	229	42	187	0.04
Non-GAAP basis		$19,528	$3,558	$15,970	$3.12

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Return on average assets: (1, 5)
GAAP	1.66%	0.86%	2.26%	2.95%	5.82%
Non-GAAP (2)	1.79%	0.96%	2.30%	3.11%	5.83%

Return on average equity: (1, 6)
GAAP	12.09%	6.11%	15.90%	21.05%	45.22%
Non-GAAP (2)	13.00%	6.79%	16.21%	22.18%	45.30%

Net interest margin	3.38%	3.00%	2.96%	3.02%	2.81%

Non-interest income to total income:
GAAP	57.69%	56.73%	70.93%	75.57%	80.98%
Non-GAAP (2)	57.69%	56.83%	70.93%	75.57%	80.98%

Profit percentage (9)
GAAP	30.20%	11.55%	31.76%	37.33%	54.97%
Non-GAAP (2)	32.53%	13.56%	32.39%	39.09%	55.06%

Efficiency ratio: (7)
GAAP	69.80%	88.45%	68.24%	62.67%	45.03%
Non-GAAP (2)	67.47%	86.44%	67.61%	60.91%	44.94%

Tier 1 capital to average assets (3)	13.38%	13.72%	13.81%	13.85%	13.28%

Non-performing assets as a percentage of total assets (4)	0.20%	0.86%	1.14%	1.01%	1.38%

Allowance for loan losses as a percentage of total loans (4)	1.13%	1.19%	1.32%	1.39%	1.34%
Allowance for loan losses as a percentage of total loans, excluding SBA PPP Loans (4)	1.14%	1.22%	1.36%	1.41%	1.39%

Allowance for loan losses as a percentage of non-performing assets	427.66%	101.89%	78.99%	94.58%	67.21%
Allowance for loan losses as a percentage of non-performing loans	427.66%	101.89%	77.75%	92.87%	66.31%

Tangible book value per share (8)	$19.71	$19.16	$18.80	$18.16	$17.18
Outstanding shares	5,103,619	5,254,522	5,364,240	5,495,514	5,524,390
(1)	Annualized for quarterly periods presented.
(2)	See page 22 – Reconciliation of GAAP to Non-GAAP Net Income.
(3)	Average assets calculated on a quarterly basis for all periods presented.
(4)	Total loans exclude loans held for sale but includes net deferred loan costs and fees.
(5)	This non-GAAP measure represents net income divided by average total assets.
(6)	This non-GAAP measure represents net income divided by average stockholders’ equity.
(7)	This non-GAAP measure represents total non-interest expenses divided by net interest income and non-interest income.
(8)

This non-GAAP measure represents total stockholders’ equity, minus intangible assets of $26,000, $28,000, $31,000, $33,000, and $36,000 at September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively, divided by outstanding shares at period end.

(9)	This non-GAAP measure represents net interest income plus noninterest income less non-interest expense divided by net interest income plus non-interest income.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	At or for the Nine Months Ended
	September 30,	September 30,
	2021	2020
Return on average assets: (1, 5)
GAAP	1.59%	2.87%
Non-GAAP (2)	1.68%	3.12%

Return on average equity: (1, 6)
GAAP	11.37%	23.13%
Non-GAAP (2)	12.00%	25.20%

Net interest margin	3.12%	2.86%

Non-interest income to total income:
GAAP	62.74%	74.23%
Non-GAAP (2)	62.76%	74.23%

Profit percentage (9)
GAAP	25.70%	37.77%
Non-GAAP (2)	27.24%	40.76%

Efficiency ratio: (7)
GAAP	74.30%	62.23%
Non-GAAP (2)	72.76%	59.24%

Tier 1 capital to average assets (3)	13.38%	13.28%

Non-performing assets as a percentage of total assets (4)	0.20%	1.38%

Allowance for loan losses as a percentage of total loans (4)	1.13%	1.34%
Allowance for loan losses as a percentage of total loans, excluding SBA PPP Loans (4)	1.14%	1.39%

Allowance for loan losses as a percentage of non-performing assets	427.66%	67.21%
Allowance for loan losses as a percentage of non-performing loans	427.66%	66.31%

Tangible book value per share (8)	$19.71	$17.18
Outstanding shares	5,103,619	5,524,390
(1)	Annualized for quarterly periods presented.
(2)	See page 23 – Reconciliation of GAAP to Non-GAAP Net Income.
(3)	Average assets calculated on a quarterly basis for all periods presented.
(4)	Total loans exclude loans held for sale but includes net deferred loan costs and fees.
(5)	This non-GAAP measure represents net income divided by average total assets.
(6)	This non-GAAP measure represents net income divided by average stockholders’ equity.
(7)	This non-GAAP measure represents total non-interest expenses divided by net interest income and non-interest income.
(8)

This non-GAAP measure represents total stockholders’ equity, minus intangible assets of $26,000 and $36,000 at September 30, 2021 and September 30, 2020, respectively, divided by outstanding shares at period end.

(9)	This non-GAAP measure represents net interest income plus noninterest income less non-interest expense divided by net interest income plus non-interest income.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

Loan Payment Deferrals

	As of September 30, 2021
	Commercial loans	Residential and consumer loans	Residential loans serviced for others
	(Dollars in thousands)
Balance outstanding	$215,235	$354,786	$1,961,939

COVID-19 related loan payment deferrals:
Loans in COVID-19-related loan payment deferral	$-	$1,770	$5,220
Loans in deferral as a percentage of category loans	0.0%	0.5%	0.3%
Loans with suspended payment	$-	$1,770	$1,927
Loans with reduced payment	-	-	3,293

Loans which obtained a COVID-19-related payment deferral but
have since resumed payment	$37,742	$17,185	$62,416
Loans reinstated (borrower paid any unpaid principal and interest)	26,769	2,453	4,825
Loans on a repayment plan	-	-	1,328
Loans which resumed payment but deferred principal and/or
interest payments to maturity	3,543	8,843	33,992
Loans which were paid off completely	7,430	5,889	22,271

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

COVID-19 Highly Impacted Sectors

	As of September 30, 2021
	Exposure Balance				Exposure by Risk Weighting
							Balance
		Real	Commercial				with
		Estate	&				Deferred
Industry (1)	Total	Secured	Industrial	Construction	Pass	Criticized	Payments
	(Dollars in thousands)
Group home/care facility	$1,054	$1,054	$-	$-	$1,054	$-	$-
Hotels/hospitality	9,549	9,491	58	-	58	9,491	-
Restaurants/food service	2,564	1,497	1,067	-	2,564	-	-
Retail/shopping center	21,887	14,407	-	3,662	16,458	1,612	-
Other sectors (2)	11,385	8,703	77	300	9,081	-	-
Total loans in COVID-19 impacted sectors	$40,316	$35,152	$1,202	$3,962	$29,215	$11,103	$-
Percentage of commercial loans outstanding	18.7%	19.0%	6.0%	38.7%
Commercial loans outstanding	$215,236	$185,100	$19,896	$10,240
Loan to value secured by real estate (3)		53.8%		63.6%
(1)

This disclosure focuses on industries with balances that are significant to the portfolio at September 30, 2021 and omits industries affected by the COVID-19 pandemic (oil and gas, transportation, etc.) to which the Company has minimal or no exposure. This disclosure also excludes SBA PPP Loans, given their government guarantee.

(2)	Includes customers operating in various sectors which have been impacted by COVID-19.
(3)	Loan to value secured by real estate equals the exposure balance divided by the most recent appraised value.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com